                                                                         WSP&R
                                                                         Draft
                                                                       6/17/95



                                 COMMON STOCK

                            UNDERWRITING AGREEMENT



NORTHWESTERN PUBLIC SERVICE COMPANY
33 Third Street SE
Huron, South Dakota  57350-1318

                                                      ______ __, 1995

Ladies and Gentlemen:

            On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this agreement ("this Agreement" or the "Underwriting Agreement"), we, the Underwriters (as defined below), understand that Northwestern Public Service Company, a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters __________ shares of its Common Stock, par value $3.50 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional __________ shares of its Common Stock, par value $3.50 per share (the "Additional Shares"), if and to the extent that we, as Representative, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of Common Stock, par value $3.50 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

            The term "Underwriters," as used herein, shall be deemed to mean the several persons, firms or corporations named in Schedule I hereto, and the term "Representative," as used herein, shall be deemed to mean the representative or representatives of such Underwriters by whom or on whose behalf this Underwriting Agreement is signed. If there shall be one person, firm or corporation named in Schedule I, the term "Underwriters" and the term "Representative," as used herein, shall mean that person, firm or corporation. All obligations of the Underwriters are several and not joint. The use of the term "Underwriter" herein shall not be deemed to establish or admit that a purchaser of the Shares is an "underwriter" of the Shares as such term is defined in and used under the Securities Act of 1933, as amended (the "Securities Act").

            1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration Statement No. 33-_____), including a prospectus, relating to the Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement, as amended and supplemented to the date of this Agreement (exclusive of any supplement to the prospectus relating solely to securities other than the Shares). The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Shares, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company's knowledge, after due inquiry, no proceedings for such purpose are pending before or threatened by the Commission.

            (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if

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applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

            (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) The shares of the Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

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            (i)   This Agreement has been duly authorized, executed and
delivered by the Company.

            (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not conflict with, result in a breach of or constitute a default under any provision of (A) applicable law (except for the indemnification provisions hereof which may be unenforceable as against public policy under certain circumstances), (B) the certificate of incorporation or by-laws of the Company, (C) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party that is material to the Company and its subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

            (k) The Federal Energy Regulatory Commission (the "FERC") has issued an appropriate order or orders with respect to the issuance and sale of the Shares in accordance with this Agreement; such order or orders are in full force and effect; the issuance and sale of the Shares are in conformity with the terms of such order or orders; and no other authorization, approval or consent of any other governmental body or agency is legally required for the issuance and sale of the Shares as contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

            (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

            (n) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations

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and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

            (p) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (q) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (r) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (s) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

            (t) On the basis of the present knowledge of the senior management of the Company as to the business and affairs

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of Synergy Group Incorporated, a Delaware corporation ("Synergy"), and its subsidiaries, the Company has no reason to believe that the representations contained in subsections (l) and (m) above would be incorrect in any material respect on the date hereof as a result of the consummation of the acquisition of such business on the terms described in the Prospectus (the "Acquisition").

            (u) The unaudited pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in good faith by the Company; management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition described in the notes to the unaudited pro forma condensed consolidated financial statements, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the compilation of such unaudited pro forma consolidated statements.

            (v) Each of the conditions to the consummation of the Acquisition contained in the Purchase and Sale Agreement dated as of May 17, 1995, by and among Synergy and the other parties thereto (the "Acquisition Agreement"), has been satisfied or, to the best knowledge of the Company, can be satisfied in the ordinary course on or prior to September 30, 1995.

            2. PUBLIC OFFERING. The Company is advised by the Underwriters that they propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative's judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $_____________ a share (the public offering price) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $______ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

            3. PURCHASE AND DELIVERY. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at $ _______ a share (the "Purchase Price").

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to

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______________ Additional Shares at the purchase price.  Additional Shares may be purchased as provided herein solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            The Company hereby agrees that, without the Representative's prior written consent, it will not offer, sell, contract to sell or otherwise dispose of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock for a period of _____ days after the date of the initial public offering of the Shares, other than (i) the Shares to be sold hereunder and (ii) any shares of such common stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

            Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of _______________, New York, New York, at 10:00 A.M., local time, on ___________, 199_, or at such other time on the same or such other date, not later than ________, 19__, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

            Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of _________________, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representative to the Company of the Representative's determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ____________, 19__, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

            Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Representative shall request in writing

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not later than two full business days prior to the Closing Date or the Option
Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

            4. CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to the following conditions:

            (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                 (i) there shall not have occurred any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and

                (iii) the Company shall have obtained an appropriate order or orders of the FERC authorizing the issuance, sale and delivery of the Shares as contemplated by the Underwriting Agreement, which order or orders at the Closing Date shall be in full force and effect and shall not be contested or the subject of review or appeal.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect set forth in clauses (a)(i), (ii) or (iii) above and to the effect that the representations and warranties of the Company contained in the Underwriting Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) The Representative shall have received on the Closing Date an opinion dated the Closing Date of Schiff Hardin & Waite, special counsel to the Company, to the effect that

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                  (i)  the Company has been duly incorporated and, based upon certificates or letters from state or other appropriate authorities, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in the States of Iowa, Nebraska, North Dakota and South Dakota, with corporate powers and statutory authority to carry on the business which it now carries on as stated in the Prospectus and to own and operate the properties used by it in such business;

                (ii) each subsidiary of the Company has been duly incorporated and based upon certificates or letters from state or other appropriate authorities, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate powers and statutory authority to carry on the business which it now carries on as stated in the Prospectus and to own and operate the properties used by it in such business and is duly qualified and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                (iv) the shares of the Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                 (v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                (vi) this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not conflict with, result in a breach of or constitute a default under any provision of (a) applicable law (except for the indemnification provisions hereof which may be unenforceable as against public policy under certain circumstances), (b) the certificate of incorporation or by-laws of the Company, (c) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party that is material to the Company and its subsidiaries, taken as a whole, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

              (viii) the FERC has issued an appropriate order or orders with respect to the issuance and sale of the Shares in accordance with the Underwriting Agreement; such order or orders are in full force and effect; the issuance and sale of the Shares are in conformity with the terms of such order or orders; and no other authorization, approval or consent of any other governmental body or agency is legally required for the issuance and sale of the Shares as contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                (ix) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

                  (x) such counsel is of the opinion that the Company is (i) in compliance with any and all applicable Environmental Laws, (ii) has received all permits, license or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company;

                (xi) the statements (a) in the Prospectus under the captions "Description of the Common Stock," "Underwriting," "Pending Acquisition of Synergy Group Incorporated" and "Plan of Distribution," (b) in the Registration Statement under Item 15, (c) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (d) in "Item 1 - Legal Proceedings" of
      Part II of the Company's quarterly reports on Form 10-Q filed since such annual report and reviewed by such counsel, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

              (xiii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

               (xiv) the Registration Statement has become and is effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act; and

                (xv) such counsel (a) is of the opinion that (except for financial statements and schedules included therein as to which such counsel need not express any opinion and except for documents filed pursuant to the Exchange Act and incorporated by reference in the Prospectus that such counsel did not review as to which such counsel need not express any opinion) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (b) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-l) each part of the Registration Statement, when such part became effective did not, and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (d) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Representative shall have received on the Closing Date opinions dated the Closing Date (i) of Churchill, Manolis, Freeman, Kludt & Kaufman, South Dakota counsel to the Company, with respect to franchises and titles to the properties of the Company and the non-necessity of authorization by any public body of the State of South Dakota with respect to the issuance of the Shares, (ii) of Shamberg, Wolf, McDermott & Depue, Nebraska counsel to the Company, with respect to franchises and titles to the properties of the Company and the non-necessity of authorization by any public body of the State of Nebraska with respect to the issuance of the Shares, (iii) of Pearce & Durick, North Dakota counsel to the Company, with respect to franchises and titles to the properties of the Company and the non-necessity of authorization by any public body of the State of North Dakota with respect to the issuance of the Shares, and (iv) of Nymann & Kohl, Iowa counsel to the Company, with respect franchises, if any, and titles to the properties of the Company and the non-necessity of authorization by any public body of the State of Iowa with respect to the issuance of the Shares.

            (e) The Representative shall have received on the Closing Date an opinion dated the Closing Date of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, covering such matters as the Representative may reasonably request.

            As to matters of South Dakota, Nebraska, North Dakota and Iowa law, Winthrop, Stimson, Putnam & Roberts and Schiff Hardin & Waite may rely upon the opinions of even date herewith of Churchill, Manolis, Freeman, Kludt & Kaufman; Shamberg, Wolf, McDermott & Depue; Pearce & Durick and Nymann & Kohl, respectively.

            With respect to subparagraph (xi) of paragraph (c) above, Schiff Hardin & Waite, special counsel to the Company, may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            The opinion of Schiff Hardin & Waite, special counsel to the Company, Churchill, Manolis, Freeman, Kludt & Kaufman, South Dakota counsel to the Company, Shamberg, Wolf, McDermott & Depue, Nebraska counsel to the Company, Pearce & Durick, Nebraska counsel to the Company and Nymann & Kohl, Iowa counsel to the Company, described in paragraph (c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (f) The Representative shall have received on the date of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Representative, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus. Such letter shall include, without limitation, statements to the effect that (i) the unaudited pro forma condensed consolidated financial statements included or incorporated by reference in the Prospectus comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X, (ii) management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition described in the notes to the unaudited pro forma condensed consolidated financial statements, (iii) the related pro forma adjustments give appropriate effect to those assumptions, and (iv) the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts contained in such unaudited pro forma consolidated statements.

            (g) The Representative shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Representative, from Arthur Andersen LLP, the Company's independent public accountants, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 4(f), except that the specified date referred to therein shall be a date not more than five business days prior to the Closing Date.

            (h) The Representative shall have received on the date of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Representative, from Peat Marwick LLP, Synergy's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus.

            (i) The Representative shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Representative, from Peat Marwick LLP, Synergy's independent public accountants, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 4(h), except that the specified date referred to therein shall be a date not more than five business days prior to the Closing Date.

            (j) The Representative shall have received a certificate of the Sellers (as defined in the Acquisition Agreement) consenting to the references made to them and the Acquisition and to the inclusion (by incorporation or otherwise) of descriptions and other information with respect thereto (including, in the case of Synergy, historical financial statements) in the Registration Statement and the Prospectus.

            (k) The "lock-up" agreements between you and certain shareholders, officers and directors of the Company relating to sales of shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (l) At the Closing Date, the Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the Option Closing Date of such documents as the Representative may reasonably request.

            5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

            (a) To furnish the Representative, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

            (b) To cause the Prospectus to be filed with the Commission pursuant to and in compliance with Rule 424 under the Act.

           (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

           (d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to maintain such qualification for as long as the Underwriters shall reasonably request.

            (f) To make generally available to the Company's security holders and to the Representative as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

            (g) Whether or not any sale of Shares is consummated, to pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda in an aggregate amount not to exceed $10,000, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (vii) the fees and expenses incurred in connection with the listing of the Shares on any securities exchange.

            6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d)   To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total amount of Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            7. TERMINATION. This Agreement shall be subject to termination, by notice given by the Representative to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or thee Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. This Agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Representative the subject matter of any amendment or supplement to the Registration Statement or Prospectus prepared and furnished by the Company reflects a material adverse change in the business, properties or financial condition of the Company which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Shares to be purchased hereunder.

            8. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in the Underwriting Agreement bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date, PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase and the aggregate amount of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 36 hours after such default, the Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.

            If the Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Company shall be unable to perform its obligations under the Underwriting Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Underwriting Agreement or the offering of the Shares.

            If the Underwriting Agreement shall be terminated by the Company because of any failure or refusal on the part of the Underwriters to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Underwriters shall be unable to perform their obligations under the Underwriting Agreement, the Underwriters will reimburse the Company for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Company in connection with the Underwriting Agreement or the offering of the Shares.

            9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in the Underwriting Agreement will remain in full force and effect, regardless of any termination of the Underwriting Agreement, any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Shares.

            10. SUCCESSORS. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

            11. COUNTERPARTS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. APPLICABLE LAW. The Underwriting Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            13. HEADINGS. The headings of the sections of the Underwriting Agreement have been inserted for convenience of reference only and shall not be deemed a part of the Underwriting Agreement.

            14.  NOTICES.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to Morgan Stanley & Co. Incorporated at _____________________ or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 33 Third Street SE, Huron, South Dakota, 57350, Attn: Mr. Richard R. Hylland, Vice President -- Finance & Corporate Development, Telecopy No: (605) 353-8286.

            Please confirm your agreement by having an authorized officer sign a copy of the Underwriting Agreement in the space set forth below.


                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED

                              ---------------------------------

                              ---------------------------------

                              Acting severally on behalf of itself and the several Underwriters named herein

                              By: MORGAN STANLEY & CO. INCORPORATED



                              By:
                                  -------------------------------
                                  Name:
                                  Title:


Accepted,          , 1995
          ------ --

NORTHWESTERN PUBLIC SERVICE COMPANY


By:
    -------------------------------
    Name:
    Title:

                                 SCHEDULE I



                                                               Number
Name of Underwriter                                           of Shares
- -------------------                                          -----------

Morgan Stanley & Co. Incorporated. . . . . . . . . . . . . .
                                                              ----------
                   . . . . . . . . . . . . . . . . . . . . .
- -------------------                                           ----------
                   . . . . . . . . . . . . . . . . . . . . .
- -------------------                                           ----------

                                                              -----------------
                                                    Total
                                                              -----------------
                                                              -----------------